      As filed with the Securities and Exchange Commission on December 4, 1996
                                                    Registration No. 333-05153
      ========================================================================

                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549

                                    ----------------

                                     POST-EFFECTIVE
                                    AMENDMENT NO. 1
                                          TO
                                       FORM S-1
                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933

                                    ----------------

                             OCWEN FINANCIAL CORPORATION
       -----------------------------------------------------------------------
       (Exact name of registrant as specified in its articles of incorporation)



         FLORIDA                               6712, 6035                     65-0039856
         -------                               ----------                     ----------
  (State or other jurisdiction of          (Primary Standard               (I.R.S. Employer
   incorporation or organization)  Industrial Classification Code Number)   Identification No.)


                                The Forum, Suite 1000
                             1675 Palm Beach Lakes Blvd.
                            West Palm Beach, Florida 33401
                                    (561) 681-8000
   ---------------------------------------------------------------------------
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                   William C. Erbey
                        President and Chief Executive Officer
                             Ocwen Financial Corporation
                                The Forum, Suite 1000
                             1675 Palm Beach Lakes Blvd.
                            West Palm Beach, Florida 33401
                                    (561) 681-8000
    --------------------------------------------------------------------------
     (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                       Copy to:

     Raymond A. Tiernan, Esq.                        Lee Meyerson, Esq.
     Gerard L. Hawkins, Esq.                    Simpson Thacher & Bartlett
Elias, Matz, Tiernan & Herrick L.L.P.               425 Lexington Avenue
 734 15th Street, N.W., 12th Floor              New York, New York 10017-3909
     Washington, D.C.  20005                           (212) 455-2000
         (202) 347-0300

                                ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after this Registration Statement becomes effective.

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities
Act of 1933, check the following box. [   ]

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS
REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION
STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
===============================================================================

                                       PART II

                        INFORMATION NOT REQUIRED IN PROSPECTUS

DEREGISTRATION OF 11 7/8% NOTES DUE 2003

    The Registrant hereby deregisters $18.75 million principal amount of 11 7/8% Notes due 2003 ("Notes") previously registered for issuance pursuant to an over-allotment option granted to the Underwriter in connection with an offering by the Registrant of $125 million principal amount of Notes (exclusive of Notes issuable pursuant to the Underwriter's over-allotment option). The $125 million principal amount of Notes was issued on September 30, 1996.

                                      SIGNATURES


    The Registrant has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Palm Beach, State of Florida, on December 4, 1996.

                                     OCWEN FINANCIAL CORPORATION



                                     By:  /S/ WILLIAM C. ERBEY
                                          -----------------------
                                          William C. Erbey
                                          Chairman, President and Chief
                                           Executive Officer (duly authorized
                                           representative)


    Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



/s/ WILLIAM C. ERBEY                               Date:   December 4, 1996
--------------------------------------------
William C. Erbey
Chairman, President and Chief Executive Officer
 (principal executive officer)

/s/ W. C. MARTIN                                   Date:   December 4, 1996
--------------------------------------------
W. C. Martin
Director

/s/ HOWARD H. SIMON                                Date:   December 4, 1996
--------------------------------------------
Howard H. Simon
Director

/s/ BARRY N. WISH                                  Date:   December 4, 1996
--------------------------------------------
Barry N. Wish, Director

/s/ CHRISTINE A. REICH                             Date:   December 4, 1996
--------------------------------------------
Christine A. Reich
Managing Director and Chief Financial Officer
 (principal financial and accounting officer)